UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

BUNGE LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (I.R.S. Employer Identification No.)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modifications to Rights of Security Holders

As described in Bunge Limited’s (“Bunge”) Current Report on Form 8-K filed on November 7, 2007, on that date Bunge Limited completed a public offering of 750,000 5.125% cumulative mandatory convertible preference shares, par value $0.01 and with a liquidation preference of $1,000 per share (the “Preference Shares”), pursuant to an underwriting agreement entered into with Citigroup Global Markets Inc. (the “Underwriter”), dated November 1, 2007. Pursuant to the underwriting agreement, Bunge granted the Underwriter a 30-day option to purchase up to 112,500 additional Preference Shares to cover over-allotments in the offering. As described in Item 8.01 of this Form 8-K, on November 13, 2007, Bunge issued 112,500 additional Preference Shares in connection with the exercise in full of the Underwriter’s over-allotment option.

Certain material terms of the Preference Shares were summarized in Item 3.03 of Bunge’s Current Report on Form 8-K filed on November 7, 2007 and more fully described in the Certificate of Designation for the Preference Shares filed as Exhibit 4.1 to Bunge’s Current Report on Form 8-K filed on November 7, 2007 and incorporated by reference herein.

Item 8.01	Other Events

As described above, on November 13, 2007, Bunge issued 112,500 additional Preference Shares pursuant to the exercise in full by the Underwriter of its over-allotment option. Bunge received net proceeds of $110.25 million, after deducting underwriting discounts and commissions, from the sale of the additional Preference Shares. Bunge intends to use these net proceeds to reduce certain indebtedness and for general corporate purposes.

A copy of the press release issued in connection with the closing of the purchase of the additional Preference Shares is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
4.1	Certificate of Designation for Preference Shares (incorporated by reference from Bunge’s Form 8-K filed November 7, 2007)
99.1	Press release, dated November 13, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 13, 2007

BUNGE LIMITED

By:	/s/ CARLA L. HEISS
Name: Carla L. Heiss
Title: Assistant General Counsel

EXHIBITS

Exhibit No.	Description
4.1	Certificate of Designation for Preference Shares (incorporated by reference from Bunge’s Form 8-K filed November 7, 2007)
99.1	Press release, dated November 13, 2007